EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-209716 on Form S‑8 of AptarGroup, Inc., of our report dated June 19, 2019 appearing in this Annual Report on Form 11‑K of AptarGroup, Inc. Profit Sharing and Savings Plan for the year ended December 31, 2018.

/s/ Crowe LLP
Crowe LLP

Oak Brook, Illinois

June 19, 2019